UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 17, 2011

PAY MOBILE INC.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

2101 Vista Pkwy. Ste. 292 West Palm Beach, FL 33411
(Address of principal executive offices)

(561) 228-6148
(Registrant’s telephone number, including area code)

EXPERTELLIGENCE, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective May 17,  2011, our Board of Directors approved the dismissal of  Malcolm L Pollard (“Pollard”) as our independent auditor, effective immediately.

Pollard’s  reports for the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s two most recent fiscal years and any subsequent interim period before Pollard’s dismissal,  there were (1) no disagreements with Pollard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

We furnished Prior Auditor with a copy of this disclosure on May 16, 2011, providing Prior Auditor with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. Attached hereto is a letter from the Prior Auditor stating that he agrees with the statements made by the Registrant herein.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Pollard as our independent auditor, the Board of Directors appointed Paritz & Company (“Paritz”) as our independent auditor.

Exhibits.

16.1  Letter from Prior Auditor stating he agrees with the statements made by the Registrant herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pay Mobile, Inc. (Registrant)

Dated: May 19, 2011	By:	/s/ Gino Porco
Gino Porco, President